UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007
ONE EARTH ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	333-135729 (Commission File Number)	20-3852246 (I.R.S. Employer Identification No.)

1306 West 8th Street, Gibson City, IL (Address of principal executive offices)	60936 (Zip Code)
(217) 784-4284
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Foundation Service Corp.
On August 23, 2007, the Registrant entered into an agreement with Foundation Service Corp. for the installation of soil reinforcing elements for our ethanol plant. We agreed to pay Foundation Service Corp. a lump sum fee of $367,000 in exchange for their services under the agreement.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE EARTH ENERGY, LLC
Date: August 24, 2007	/s/ Steve Kelly
Steve Kelly
Chairman and President (Principal Executive Officer)